Exhibit 5.1

November 4, 2022

ProPetro Holding Corp.

1706 S. Midkiff

Midland, Texas 79701

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for ProPetro Holding Corp., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”), of up to 10,116,888 shares of shares of common stock, par value $0.001 per share, of the Company(the “Resale Common Stock”).

We have also participated in the preparation of a prospectus relating to the Resale Common Stock (the “Prospectus”) which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus, and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; and (v) the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the shares of Resale Common Stock proposed to be sold by the Selling Stockholder have been duly authorized and validly issued and are fully paid and nonassessable.

Vinson & Elkins LLP Attorneys at Law	845 Texas Avenue, Suite 4700
Austin Dallas Dubai Houston London Los Angeles New York	Houston, TX 77002
Richmond Riyadh San Francisco Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

November 4, 2022 Page 2

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of Texas and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.